UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: April 25, 2018
(Date of earliest event reported)

FORD MOTOR CREDIT COMPANY LLC
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of organization)

1-6368	38-1612444
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

Ford Motor Credit Company LLC (“Ford Credit”) hereby incorporates by reference the news release of Ford Motor Company (“Ford”) dated April 25, 2018 concerning Ford and Ford Credit’s first quarter 2018 financial results, which is furnished as Exhibit 99.1 hereto.

Beginning at 5:30 p.m. on April 25, 2018, Ford President and Chief Executive Officer Jim Hackett and Executive Vice President and Chief Financial Officer Bob Shanks will host a conference call to discuss Ford’s first quarter 2018 financial results. Investors may access the presentation by dialing 1-877-870-8664 (or 1-970-297-2423 from outside the United States). The passcode for the call is a verbal response of “Ford Earnings.”

The presentation and supporting materials are available at www.shareholder.ford.com. Representatives of the investment community and news media will have the opportunity to ask questions on the call.

Investors also may access replays of the presentation beginning after 9:30 p.m. the day of the event through May 3, 2018 by dialing 1-855-859-2056 (or 1-404-537-3406 from outside the United States). The passcode for replays is 95413411.

All times referenced above are in Eastern Daylight Time.

Item 7.01. Regulation FD Disclosure.

Ford Credit’s presentation materials dated April 25, 2018 are furnished as Exhibit 99.2 to this Report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS*

Designation	Description	Method of Filing

Exhibit 99.1	News release dated April 25, 2018	Furnished with this Report

Exhibit 99.2	Ford Credit presentation materials dated	Furnished with this Report
April 25, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR CREDIT COMPANY LLC
(Registrant)

Date: April 25, 2018	By:	/s/ Brian J. Bohl
Brian J. Bohl
Assistant Secretary

*
Any reference in the attached exhibit(s) to Ford’s corporate website(s) and/or other social media sites or platforms, and the contents thereof, is provided for convenience only; such websites or platforms and the contents thereof are not incorporated by reference into this Report nor deemed filed with the Securities and Exchange Commission.